Exhibit 99.1

Courier Corporation and Ingram Content Group Form Strategic Relationship to Expand Publisher Services

Companies take unified approach to offer seamless global print and distribution solution

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--May 28, 2013--Ingram Content Group Inc. and Courier Corporation (Nasdaq: CRRC), today announced that they will be working together to offer an array of global content services for publisher clients. Courier will use Ingram’s print-on-demand and digital distribution services, and Ingram will use Courier’s printing capabilities to streamline workflow and speed delivery to retailers and readers worldwide.

Through this relationship, Courier will now offer an expanded range of print-on-demand and distribution services, both for its mainstream publishing customers and for self-publishers. At the same time, Courier Publishing imprints such as Dover Publications will use Ingram’s Print To Order channel capabilities to make backlist titles available immediately throughout Ingram’s global distribution network.

“Combining our expertise in process management and print production with Ingram’s channel connections and global scale creates an extraordinary opportunity for authors, publishers and retailers,” said Courier Chairman and Chief Executive Officer James F. Conway III. “In today’s competitive environment, it’s imperative to be fast, flexible and efficient in getting content out to consumers. Thanks to our collaboration with Ingram, publishers will have more and better choices than ever in content management, physical and digital production, and global distribution.

“In addition, through Courier’s recent acquisition of FastPencil, thousands of self-publishers also stand to benefit by gaining access to capabilities previously reserved for the top of the industry.”

“Ingram is proud to work with Courier to integrate digital and print into one seamless, effective service,” said John Ingram, Chairman and Chief Executive Officer, Ingram Content Group. “Courier’s scale efficiencies combined with our print on demand capabilities and worldwide reach will help clients achieve global distribution in the most efficient manner possible.”

Ingram will use Courier’s capabilities to provide full-service manufacturing and distribution to publishers through its new “Life Print” offering, which is a one-stop service experience for publishers and their manufacturing needs. Through “Life Print,” publishers will reduce their operational, print and administrative costs with the fast, cost-effective and easy solution that integrates services to meet all of publishers’ print format needs. In addition, the service is global, taking advantage of Ingram’s print-on-demand centers around the world and well-established logistics networks.

ABOUT COURIER

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

ABOUT INGRAM

Ingram Content Group Inc. is a subsidiary of Nashville-based Ingram Industries Inc. The company provides books, music and media content to over 39,000 retailers, libraries, schools and distribution partners in 195 countries. More than 26,000 publishers use Ingram’s fully integrated physical and digital distribution, logistics, and manufacturing solutions to access global consumer demand, and realize the full business potential of book content. Ingram’s operating units are Ingram Book Company, Lightning Source Inc., Vital Source Technologies, Inc., Ingram Periodicals Inc., Ingram International Inc., Ingram Library Services Inc., Spring Arbor Distributors Inc., Ingram Publisher Services Inc., Tennessee Book Company LLC, Coutts Information Services, and ICG Ventures Inc. For more information, visit www.ingramcontent.com

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2013, expansion into e-books and digital content offerings, and the Company’s financial expectations for fiscal year 2013, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
For Ingram:
Keel Hunt, 615-321-3110
or
For Courier:
Peter M. Folger, 978-251-6000